Exhibit (a)(13)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley U.S. Government Money Market Trust (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust duly adopted by the Trustees of the Trust on December 5, 2024 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on December 6, 2024 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 5th day of December, 2024

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	December 5, 2024
To be Effective:	December 6, 2024

TO

Morgan Stanley U.S. Government Money Market Trust

DECLARATION OF TRUST

DATED

November 18, 1981

Morgan Stanley U.S. Government Money Market Trust

AMENDMENT TO THE DECLARATION OF TRUST

WHEREAS, Morgan Stanley U.S. Government Money Market Trust (the “Trust”) was established by the Declaration of Trust dated November 18, 1981, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision thereof; and

WHEREAS, the Trustees of the Trust have deemed it advisable to amend the Declaration to reflect the current principal place of business of the Trust.

NOW, THEREFORE:

I. Section 11.8 of Article XI of the Declaration is hereby amended so that it shall read in its entirety as follows:

Section 11.8. Principal Place of Business. The principal place of business of the Trust shall be 1585 Broadway, New York, New York 10019, or such other location as the Trustees may designate from time to time.

II. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

III. The undersigned hereby certify that this amendment has been duly adopted in accordance with the provisions of the Declaration.

IV. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this amendment this 5th day of December, 2024.

/s/ Frank L. Bowman	/s/ Frances L. Cashman
Frank L. Bowman, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103	Frances L. Cashman, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103

/s/ Kathleen A. Dennis	/s/ Nancy C. Everett
Kathleen A. Dennis, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103	Nancy C. Everett, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103

/s/ Richard G. Gould	/s/ Jakki L. Haussler
Richard G. Gould, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103	Jakki L. Haussler, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103

/s/ Eddie A. Grier	/s/ Manuel H. Johnson
Eddie A. Grier, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103	Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick International, Inc. 220 I Street, NE Suite 200 Washington, D.C. 20002

/s/ Michael F. Klein	/s/ Patricia A. Maleski
Michael F. Klein, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103	Patricia A. Maleski, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103

/s/ W. Allen Reed
W. Allen Reed, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103